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                                                       Exhibit 1(a)

                             BankAmerica Capital ___

   ____% Cumulative [Quarterly] [Semi-Annual] Income Preferred Securities,
         Series ___
               (liquidation amount $___ per preferred security)
             guaranteed to the extent set forth in the Guarantee by
                             BankAmerica Corporation

                            Underwriting Agreement
                            ----------------------
                                                              ____________, 199_

[Names of Co-Representatives]
 As representatives of the several Underwriters
    named in Schedule I hereto,
c/o ______________,
[Address].

Ladies and Gentlemen:

         BankAmerica Capital ___, a business trust created under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") (the "Trust"), and BankAmerica Corporation, a Delaware corporation, as depositor of the Trust and as guarantor (the "Guarantor"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ________ preferred securities (the "Securities") of ____% Cumulative [Quarterly] [Semi-Annual] Income Preferred Securities, Series ___ (liquidation amount $____ per preferred security) representing undivided beneficial interests in the assets of the Trust, guaranteed by the Guarantor as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Guarantor and Bankers Trust Company, as trustee (the "Guarantee Trustee"). The proceeds of the sale of the Securities and an aggregate of _______ of its Common Securities (liquidation amount [$1,000] [$25] per common security) (the "Common Securities") by the Trust are to be invested in Junior Subordinated Deferrable Interest Debentures, Series ___ (the "Subordinated Debentures") of the Guarantor, to be issued pursuant to an Indenture (the "Indenture") between the Guarantor and Bankers Trust Company, as Trustee (the "Debenture Trustee").

         1. The Guarantor and the Trust jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                (a) The Guarantor and the Trust have filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), a registration statement (File No. 333-15559 and 333-15559-01 through -08) including a prospectus relating to the Securities, the Guarantee and the Subordinated Debentures (collectively, the "Registered Securities") and such registration statement has become effective; the term "Registration Statement" means the registration statement as amended to the date of this Agreement; the term "Basic Prospectus" means the prospectus included in the Registration Statement but does not include the forms of prospectus supplement included in the Registration Statement; the term "Preliminary Prospectus" means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the Registered Securities; the Guarantor and the Trust will file with the Commission a prospectus supplement specifically relating to the Registered Securities pursuant to Rule 424 under the Securities Act (the "Prospectus Supplement"), together, if required, with the Basic Prospectus (collectively, the "Prospectus"); as used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein and the terms "amend", "amendment" and "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the effective date of the Registration Statement, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference;

                (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), when such part became effective or was filed, as the case may be, complied in all material respects with the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations thereunder and did not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement at the date of the Prospectus Supplement and at the Time of Delivery will meet the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and will comply in all other material respects with said rule, (iv) each Preliminary Prospectus, if any, filed pursuant to Rule 424 under the Securities Act will comply when so filed in all material respects with the Securities Act, and the rules and regulations thereunder, (v) the Registration Statement, the Prospectus, the applicable Amended and Restated Trust Agreement (the "Trust Agreement") between the Guarantor and the trustees named therein (the "Trustees") relating to the Trust, the Guarantee and the Indenture comply and, as amended or supplemented, will comply in all material respects with the Securities Act and the Trust Indenture Act and the respective rules and regulations thereunder, (vi) at the date of the Prospectus Supplement, at the date of any further amendment to the Registration Statement or supplement to the Prospectus and at the Time of Delivery, the Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to (a) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Trustees and the Guarantee Trustee or (b) statements in or omissions from any such documents based upon information furnished to the Guarantor or the Trust in writing by or in any document prepared by any Underwriter or by the Trustees expressly for use therein, (vii) the Guarantor and the Trust have furnished to you such information, financial and other, regarding the Guarantor and the Trust as is expected to be included in the Prospectus Supplement and (viii) the Company has complied and will comply with the provisions of that certain Florida act relating to the

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         disclosure of doing business with Cuba codified as Section 517.075 of the Florida statutes and the rules and regulations thereunder or is exempt therefrom;

                (c) Except as set forth or contemplated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, since the date of the most recent financial statements included or incorporated in the Prospectus, as amended or supplemented as of the Time of Delivery;

                (d) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Business Trust Act with the power and authority to own its properties and conduct its business as described in the Prospectus, and the Trust has conducted no business to date other than as contemplated by this Agreement, and it will conduct no business in the future that would be inconsistent with the Trust Agreement and the description of the Trust set forth in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                (e) The Securities have been duly and validly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description of the Securities contained in the Prospectus; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act; the issuance of the Securities is not subject to preemptive or other similar rights; the Securities will have the rights set forth in the Trust Agreement, and the terms of the Securities are valid and binding on the Trust; the holders of the Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

                (f) The Common Securities of the Trust have been duly and validly authorized by the Trust and upon delivery by the Trust to the Guarantor against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Time of Delivery, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                (g) The Guarantee, the Subordinated Debentures, the Trust Agreement, the Indenture

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         and the Agreement as to Expenses and Liabilities between the Guarantor and the Trust (the "Expense Agreement") (the Guarantee, the Subordinated Debentures, the Trust Agreement, the Indenture and the Expense Agreement being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Guarantor and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees and, in the case of the Indenture, by the Debenture Trustee, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity); the Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantor Agreements will conform to the descriptions thereof in the Prospectus;

                (h) Prior to the date hereof, neither the Guarantor nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Guarantor in connection with the offering of the Securities; and

                (i) The Trust is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

         2. Subject to the terms and conditions herein set forth, the Trust and the Guarantor agree that the Trust shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $___ per Security, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be issued by the Trust to purchase the Subordinated Debentures of the Guarantor, the Guarantor hereby agrees to pay at the Time of Delivery to ____________________, for the accounts of the several Underwriters, an amount equal to $___ per Security for the Securities to be delivered at the Time of Delivery. Alternatively, as a matter of convenience, ____________________ may deduct such amount from the purchase price of the Securities and in such event the Guarantor shall be deemed to have paid the same.

         3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus. [In connection with such offering, each underwriter severally agrees that it will comply with Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. and will not execute a transaction in the Securities in a discretionary account without the prior written specific approval of such Underwriter's customer.]

         4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as ____________________ may request upon at least forty-eight hours' prior notice to the Trust, shall be delivered by or on behalf of the Trust to ____________________, through the facilities of the Depository Trust Company, ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the

                                       4
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purchase price therefor by certified or official bank check or checks or fedwire, payable to the order of the Trust in Federal (same day) funds. The Trust will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on ____________, 199__ or such other time and date as __________ and the Trust may agree upon in writing. Such time and date are herein called the "Time of Delivery".

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of the Guarantor, 555 California Street, San Francisco, California 94104 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Guarantor and the Trust jointly and severally agree with each of the Underwriters:

                (a) The Guarantor and the Trust will cause the Prospectus Supplement and, if required, the Basic Prospectus to be filed pursuant to Rule 424 under the Securities Act and, prior to the termination of the offering of the Securities, will promptly advise you (i) when any amendment to the Registration Statement shall have become effective or any further supplement to the Prospectus shall have been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or further supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Guarantor or the Trust of any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Prior to the termination of the offering of the Securities, neither the Guarantor nor the Trust will file any amendment to the Registration Statement or any further supplement to the Prospectus unless the Guarantor or the Trust has furnished you a copy for review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Guarantor and the Trust will each use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

                (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities or the Subordinated Debentures issuable upon exchange of the Securities, for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the

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         Securities, provided that in connection therewith neither the Guarantor nor the Trust shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to prepare and file such document and furnish without charge to each Underwriter as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                (d) To make generally available to its securityholders and to you as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Guarantor during which the filing of the Prospectus pursuant to Rule 424 under the Securities Act first occurs (except not later than 90 days if such filing date is in the Guarantor's last fiscal quarter), an earnings statement of the Guarantor and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

                (e) During the period beginning from the date hereof and continuing until (but not including) ___________, ____, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Guarantor, the Trust or any other trust the common securities of which are held by the Guarantor that are substantially similar to the Securities or any other beneficial interest in the assets of the Trust without your prior written consent;

                (f) Not to have the Trust be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                (g) To issue the Guarantee and the Subordinated Debentures concurrently with the issue and sale of the Securities as contemplated herein; and

                [(h) To use its best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange].

         6. The Guarantor and the Trust jointly and severally covenant and agree with the several

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Underwriters that the Guarantor and the Trust will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor's or the Trust's counsel and accountants in connection with the registration of the Registered Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Securities and the Subordinated Debentures issuable upon exchange of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iii) any fees charged by securities rating services for rating the Securities; (iv) all fees and expenses in connection with listing the Securities on the New York Stock Exchange, the filing fees incident to, and the fees and disbursements of counsel for the Guarantor and the Trust in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities (v) the cost of preparing the Securities and the Subordinated Debentures; (vi) the fees and expenses of the Trustees, the Guarantee Trustee and the Debenture Trustee and any agent of the Trustees, the Guarantee Trustee and the Debenture Trustee and the fees and disbursements of counsel for the Trustees in connection with the Trust Agreement and the Securities, counsel for the Guarantee Trustee in connection with the Guarantee and counsel for the Debenture Trustee in connection with the Indenture and the Subordinated Debentures; and (vii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Guarantor and the Trust contained herein as of the date hereof and the Time of Delivery, to the accuracy of the statements of the Guarantor and the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened.
     (b) You shall have received at the Time of Delivery the opinion of counsel for the Guarantor and the Trust acceptable to you, dated the Time of Delivery, to the effect that:

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            (i) the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;
            (ii) Bank of America National Trust and Savings Association (the "Bank") holds a valid Certificate of Authority from the Comptroller of the Currency of the United States of America to do business as a national banking association under the laws of the United States and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement or Prospectus; and all the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. (S) 55) nonassessable, and are directly owned by the Guarantor free and clear of liens and encumbrances;

            (iii) to the best knowledge of such counsel, (a) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and (b) there is no franchise, contract or other document which is known to such counsel of a character required to be described in the Registration Statement or Prospectus, which is not described as required;

            (iv) the Registration Statement has become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto and each document incorporated by reference therein (other than the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the trustees named therein and the financial statements, schedules and other financial and statistical information contained or incorporated therein, or that should have been so contained or incorporated, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder (in passing on the form of such Registration Statement, counsel may assume the correctness and completeness of the statements made therein)

            (v) this Agreement has been duly authorized, executed and delivered by the Guarantor and the Trust;

            (vi) the issuance by the Guarantor of the Guarantee and the Subordinated Debentures, the compliance by the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements and the consummation of the transactions herein and therein contemplated will not conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the

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   Guarantor or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Guarantor or the Bank is a party or bound, or any order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Guarantor or the Bank which in the case of any indenture, agreement, instrument or order, would have a material adverse effect on the holders of the Securities or the financial condition, earnings, business or properties of the Guarantor and its subsidiaries, taken as one enterprise;

            (vii) the Guarantor Agreements have each been duly authorized, executed and delivered by the Guarantor and/or the Trust, as the case may be, and constitute valid and legally binding obligations of the Guarantor and/or the Trust, as the case may be, enforceable in accordance with their respective terms, subject to qualifications to be set forth in the opinion delivered at the Time of Delivery which shall be acceptable to you; the Subordinated Debentures are entitled to the benefits provided by the Indenture; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act;

            (viii) the Trust is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

            (ix) no consent, approval, authorization or order of any court or governmental agency or body is required of the Guarantor for the consummation of the transactions contemplated in this Agreement or any of the Guarantor Agreements, except the registration under the Securities Act and the Exchange Act of the Registered Securities and the Securities, respectively, the qualification of the Trust Agreement, the Indenture and the Guarantee under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

   In addition, such counsel shall state that nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, or any amendment thereof, at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement and as of the Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any comment with respect to the accuracy, completeness or fairness of the financial statements, schedules and other financial and statistical information contained therein or incorporated therein, or that should have been so contained or incorporated, or with respect to the Statements of Eligibility and Qualification of the trustees named in the Registration Statement on their Forms T-1).

   In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent such counsel shall deem proper and specify in such opinion, upon the opinion of other counsel of good

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standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Guarantor and public officials.

      (c) You shall have received at the Time of Delivery the opinion of Sullivan & Cromwell, counsel for the Underwriters (or other counsel for the Underwriters acceptable to you), dated the Time of Delivery, with respect to such matters as you may reasonably require, and the Guarantor and the Trust shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

      (d) The Guarantor and the Trust shall have furnished to you certificates of the Guarantor and the Trust, signed, in the case of the Guarantor, by the Chairman of the Board, the Chief Executive Officer, President, a Vice Chairman of the Board, a Vice Chairman or the Chief Financial Officer of the Guarantor and the Treasurer or an Assistant Treasurer of the Guarantor (or, in either such case, another officer or officers acceptable to you), and in the case of the Trust, by an Administrative Trustee , dated the Time of Delivery, to the effect that the signatories of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

            (i) the representations and warranties of the Guarantor and the Trust in this Agreement are true and correct in all material respects on and as at the Time of Delivery with the same effect as if made at the Time of Delivery and each of the Guarantor and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

            (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Guarantor's or the Trust's knowledge, as the case may be, threatened; and

            (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, nor any presently known and existing development that the Guarantor or the Trust, as the case may be, expects to result in a material adverse change, in the financial condition, earnings, business or properties of the Guarantor and its subsidiaries considered as one enterprise or the Trust, as the case may be, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

        (e) You shall have received at the Time of Delivery a letter from Ernst & Young, independent public accountants (or other independent public accountants acceptable to you), dated the Time of Delivery, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

        (f) There shall not have been any change or decrease specified in the letter referred to in paragraph (e) of this Section 7 or, subsequent to the date of this Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Guarantor and its subsidiaries or the Trust, as the case may be, the effect of which, in any case referred to in this paragraph (f), is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the delivery or offering of the Securities as contemplated by the Prospectus.

        (g) You shall have received at the Time of Delivery the opinion of Richards, Layton & Finger, Delaware Counsel of the Trust, dated the Time of Delivery, to the effect that:

            (i) The Trust has been duly created and is validly existing as a business trust in good standing under the Delaware Business Trust Act and, under the Trust Agreement and the Delaware Business Trust Act, has the trust power and authority to own its properties and conduct its business, all as described in the Prospectus, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

            (ii) The Trust Agreement constitutes a valid and binding obligation of the Guarantor and the Trustees, and is enforceable against the Guarantor and the Trustees, in accordance with its terms and the terms of the Securities as set forth in the Trust Agreement are valid and binding obligations of the Trust in accordance with the terms of the Trust Agreement, all subject to the effect upon the Trust Agreement of (A) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (B) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (C) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

            (iii) Under the Trust Agreement and the Delaware Business Trust Act, the Trust has the trust power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement, and (b) issue and perform its obligations under the Securities and the Common Securities;

            (iv) Under the Trust Agreement and the Delaware Business Trust Act, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations thereunder have been duly authorized by all necessary action on the part of the Trust;

            (v) The Securities have been duly and validly authorized by the Trust Agreement, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; under the Trust Agreement and the Delaware Business Trust Act, the issuance of the Securities is not subject to preemptive or other similar rights; the Securities will have the rights set forth in the Trust Agreement; the Securityholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates (as defined in the Trust Agreement) and the issuance of replacement Preferred Securities Certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;

            (vi) The Common Securities of the Trust have been duly and validly authorized by the Trust Agreement; under the Trust Agreement and the Delaware Business Trust Act, the issuance of the Common Securities is not subject to preemptive or other similar rights;

            (vii) The issue and sale of the Securities and the Common Securities by the Trust, the execution and delivery of this Agreement by the Trust, the compliance by the Trust with all of the provisions of the Securities, the Trust Agreement and this Agreement, the purchase by the Trust of the Subordinated Debentures and the consummation of the transactions herein and therein contemplated do not violate (A) the Trust Agreement or the Certificate of Trust of the Trust, or (B) any applicable Delaware law, rule or regulation;

            (viii) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust in connection with the issuance and sale of the Securities and the Common Securities; and

            (ix) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and filing documents with the Delaware Secretary of State) or employees in the State of Delaware and that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

        (h) Orrick, Herrington & Sutcliffe LLP, tax counsel for the Guarantor and the Trust, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that such firm confirms its opinion set forth in the Prospectus Supplement under the caption "Certain Federal Income Tax Consequences."

        (i) Prior to the Time of Delivery, the Guarantor and the Trust shall have furnished to you such further information, certificates and documents as you may reasonably request.

   If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all obligations of you hereunder may be cancelled at, or at any time prior to, the Time of Delivery by you. Notice of such cancellation shall be given to the Guarantor and the Trust in writing or by telephone or telegraph confirmed in writing.

   7A. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Guarantor and the Trust prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a commercial banking moratorium shall have been declared by either Federal or New York or California State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the United States or international markets is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities.

   [7B. The obligations of the Guarantor to sell the Securities to the Underwriters shall be subject to the condition that you, on behalf of the several Underwriters, shall have delivered to the New York Stock Exchange such letter as the New York Stock Exchange may require in connection with the listing of the Securities to the effect that the Underwriter will sell lots of 100 or more Securities to a minimum of 400 beneficial holders.]

   8. (a) The Guarantor and the Trust jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that
                                               --------  -------
(i) neither the Guarantor nor the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by or on behalf of any Underwriter through you specifically for use in connection with the preparation thereof, or the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of any of the trustees named therein, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Guarantor or the Trust may otherwise have.

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Guarantor and the Trust, each of its directors or administrative trustees, as the case may be, each of the Guarantor's officers who signs the Registration Statement, and each person who controls the Guarantor or the Trust within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Guarantor and the Trust to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Guarantor or the Trust by or on behalf of such Underwriter through you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided,
                                                                     --------
however, if the defendants in any such action include both the indemnified party
-------
and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of subparagraph (a), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

        (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Guarantor and the Trust and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Guarantor or the Trust and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the aggregate underwriting discount or commission appearing on the cover page of the Prospectus Supplement bears to the aggregate public offering price appearing thereon and the Guarantor and the Trust are jointly and severally responsible for the balance; provided, however, that
                             --------  -------

(y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and each person who controls the Guarantor or the Trust within the meaning of either the Securities Act or the Exchange Act, each officer of the Guarantor who shall have signed the Registration Statement and each director of the Guarantor or each Administrative Trustee of the Trust shall have the same rights to contribution as the Guarantor and the Trust, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). This notice requirement shall be deemed satisfied by the delivery of the notice contemplated by the first sentence of subparagraph (c) of this Section 8.

   9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Guarantor and the Trust shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Guarantor or the Trust that you have so arranged for the purchase of such Securities, or the Guarantor and the Trust notify you that they have so arranged for the purchase of such Securities, you or the Guarantor and the Trust shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Guarantor and the Trust jointly and severally agree to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriters" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

        (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Guarantor and the Trust as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Securities, then the Guarantor and the Trust shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting

Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Guarantor and the Trust as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Securities, or if the Guarantor and the Trust shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Guarantor and the Trust, except for the expenses to be borne by the Guarantor and the Trust and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

   10. The respective indemnities, agreements, representations, warranties and other statements of the Guarantor and the Trust and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Guarantor and the Trust, or any officer or director or controlling person of the Guarantor or the Trust, and shall survive delivery of and payment for the Securities.

   11. If the sale of the Securities provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 or 7A hereof is not satisfied or because of any refusal, inability or failure on the part of the Guarantor or the Trust to perform any agreement in this Agreement or comply with any provision in this Agreement other than by reason of a default by any of the Underwriters, the Guarantor and the Trust will jointly and severally reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities and shall have no further obligations to the Underwriters with respect thereto. In no event shall the Guarantor or the Trust be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

   12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by ____________________ on behalf of you as the representatives.

   All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of ____________________, ______________________________________, Attention:
_______________________; and if to the Guarantor or the Trust shall be delivered or sent by mail or facsimile transmission to the address of the Guarantor set forth in the Prospectus, Attention: Secretary or Administrative Trustee, respectively; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such

Questionnaire, which address will be supplied to the Guarantor and the Trust by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

   13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Guarantor and the Trust and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Guarantor, the administrative trustees of the Trust and each person who controls the Guarantor or the Trust or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

   14.  Time shall be of the essence of this Agreement.

   15. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

   16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us ___ counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Guarantor and the Trust. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Guarantor for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       BankAmerica Capital
                                                             -------

                                       By: BankAmerica Corporation, as Depositor

                                       By:
                                            -------------------------------
                                            Name:
                                            Title:

                                       BankAmerica Corporation



                                       By:
                                            -------------------------------
                                            Name:
                                            Title:
Accepted as of the date hereof:



By:
    --------------------------------
        (                      )
          ---------------------
 On behalf of each of the Underwriters

                                  SCHEDULE I



                                                    Number
                                                      of
                                                  Securities
                                                    to be
         Underwriter                               Purchased
         ----------------                          ---------




     Total.......................................